Exhibit 10.1

FIRST AMENDMENT TO EQUIPMENT PURCHASE AND SALE AGREEMENT

This First Amendment to Equipment Purchase and Sale Agreement (this “Amendment”) is effective as of October 21, 2022 (the “Effective Date”), by and among CLEANSPARK GLP, LLC, a Georgia limited liability company (“Buyer”), COSMOS INFRASTRUCTURE, LLC, a Delaware limited liability company (“Seller”), and MAWSON INFRASTRUCTURE GROUP, INC., a Delaware corporation (“MIG”).

RECITALS

A. Seller, Purchaser and Parent have entered into that certain Equipment Purchase and Sale Agreement dated September 8, 2022 (the “Agreement”) and that certain Bill of Sale of the same date (“Bill of Sale”); and

B. Seller, Purchaser and Parent agree as follows and desire to amend the Agreement pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Definitions. Unless otherwise defined in this Amendment, all capitalized terms herein shall have the meanings ascribed to them in the Agreement.

2.  Consideration. The parties agree that the consideration for this Amendment consists of the mutual benefits arising from the modifications set out below.

3.  Terahash Warranty (Agreement Section 4.9). The parties agree that testing was undertaken in accordance with Section 4.9 of the Agreement, and agree that the Actual Hashrate was determined to be 530,467.89, which is more than 1% less than the Guaranteed Hashrate. Notwithstanding anything to the contrary in the EPSA, the parties hereby agree as follows (i) to reduce the purchase price to Nine Million, Seventeen Thousand, Nine Hundred and Fifty-Four Dollars and Twenty-Two cents ($9,017,954.22) in cash (“Reduced Purchase Price”); and (ii) that the Reduced Purchase Price be paid in three (3) payments, as follows: (X) Two Million Dollars ($2,000,000.00) due and payable on Friday, October 21, 2022; and (Y) One Million Dollars ($1,000,000.00) due and payable on Friday, October 28, 2022; and (Z) the remainder (being Six Million, Seventeen Thousand, Nine Hundred and Fifty-Four Dollars and Twenty-Two cents ($6,017,954.22)) due and payable on Tuesday, November 1, 2022.

4.  Exhibit A. The parties agree to execute a new Bill of Sale, in the form of Exhibit A as attached hereto.

5.  Schedules. Schedule 1 of the Agreement is deleted in its entirety and replaced with Schedule 1 attached hereto.

6.  Binding Agreement. All of the terms and provisions of this Amendment shall be binding upon each party hereto and their respective successors and assigns, and shall inure to the benefit of each party hereto and their respective successors and assigns.

7.  Counterparts. This Amendment may be executed in multiple counterparts and transmitted by facsimile, by electronic mail in portable document format (“PDF”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a party’s signature, with each such counterpart, facsimile or PDF signature constituting an original and all of which together constituting one and the same original.

8. Authority. The undersigned warrants that the individual executing this Amendment on behalf of such party has the requisite authority to execute this Amendment and to bind such party to all the provisions of this Amendment.

9.  Continuing Validity. Except as expressly modified by this Amendment, the terms and conditions of the Agreement will remain unchanged and in full force and effect, and are expressly incorporated by reference in this Amendment. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment will prevail.